Exhibit 10.9

Ixia
Compensation of Named Executive Officers as of December 31, 2014

The executive officers of Ixia (the “Company”) who were named in the Summary Compensation Table in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders and who were serving as executive officers of the Company on December 31, 2014 are referred to herein as the “Named Executive Officers.” The Named Executive Officers are generally “at will” employees and do not have written or oral employment agreements with the Company except as otherwise noted below. Set forth below is certain information regarding the compensation of the Named Executive Officers as of December 31, 2014.

Annual Base Salary

The annual base salaries for the Named Executive Officers as of December 31, 2014 were as follows:

Named Executive Officer	Annual Base Salary as of December 31, 2014

Errol Ginsberg	$445,000
Chief Innovation Officer(1)
Alan Grahame	350,000
Former Senior Vice President, Worldwide Sales(2)
Ronald W. Buckly	350,200
Senior Vice President, Corporate Affairs(3)
Raymond de Graaf	305,000
Senior Vice President, Operations(4)

(1)	The Company also typically pays the monthly lease payments and fuel expenses for a car that is used by Mr. Ginsberg for both business and personal use.

(2)	Alan Grahame resigned as an officer and employee of the Company effective February 16, 2015.

(3)

On December 31, 2014, Mr. Buckly resigned as General Counsel and Corporate Secretary of the Company. He continues to serve as the Company’s Senior Vice President, Corporate Affairs pursuant to the terms and conditions of an Employment Retention Agreement dated as of December 23, 2014. The Employment Retention Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2014.

(4)	On December 31, 2014, Mr. de Graaf held the position of Vice President, Operations. He was promoted to the position of Senior Vice President, Operations on February 14, 2015.

Bonus

As of December 31, 2014, Messrs. Ginsberg, Grahame, Buckly and de Graaf were eligible to participate in the Company’s 2014 Senior Officer Bonus Plan which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 8, 2014.

Equity Incentives

As of December 31, 2014, the Named Executive Officers were eligible to participate in the Company’s equity-based incentive compensation plans for its executive officers, including the Company’s:

(i)

Amended and Restated 1997 Equity Incentive Plan (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-117969) filed with the Commission on August 5, 2004), to the extent equity awards were granted prior to the expiration of the plan in 2007;

(ii)	Second Amended and Restated Ixia 2008 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 0-31523) filed with the Commission on June 25, 2013); and

(iii)	2010 Employee Stock Purchase Plan, as amended (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-176237) filed with the Commission on August 11, 2011).

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